UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 4, 2024
Date of Report (date of earliest event reported)

OpGen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

23219 Stringtown Road, Suite 300

Clarksburg, MD 20871
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2024, the Board of Directors of OpGen, Inc. (the “Company”) appointed Mohd Azham Azudin as Chief Operating Officer of the Company and Gillian Tan Rou Yee as Company Secretary of the Company.

Mr. Azudin, age 52, has over 25 years of investment experience specifically in private equity, venture capital deals, and corporate advisory, including corporate structuring, finance and mergers and acquisitions. Since March 2023, he has served as Vice President of Group Investments and Corporate Advisory at AEI Capital Ltd. Mr. Azudin will retain such role, however, in such capacity, he will also serve as the Chief Operating Officer of the Company. Prior to his current role, from September 2022 to January 2023, Mr. Azudin served as the Lead Executioner for the Security Token Offering (“STO”) Division at ATA Global Inc. US. From March 2021 to June 2021, Mr. Azudin was involved in the F&B Fund Framework and Conceptualization Paper at Articulate Fusion Sdn. Bhd. Mr. Azudin served as Vice President in Private Equity Investments at Malaysian Development Bank’s Private Equity Management Company from 2007 to 2010 and as the Executive Vice President in Corporate Affairs at Quest MasteryAsia Group from 2017 to 2021. Mr. Azudin holds a chartered accountant designation from the Malaysia Institute of Accountants.

In connection with his appointment, on December 4, 2024, the Company entered into a Consulting Agreement with Mr. Azudin (the “Azudin Consulting Agreement”), pursuant to which he will serve as the Chief Operating Officer. The Azudin Consulting Agreement provides that Mr. Azudin will receive a base salary of $50,000 per year. Under the Azudin Consulting Agreement, the Company may elect to pay such base salary, or a portion thereof, by granting Mr. Azudin equity securities of the Company.

The foregoing summary of certain terms of the Azudin Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Ms. Tan, age 27, is a legal professional, who earned her LLB degree from the University of the West of England, Bristol, in 2019. Following her undergraduate studies, Ms. Tan pursued further education at the City Law School, University of London, where she completed the Bar Professional Training Course (BPTC) and obtained a Master’s in Law, in 2020 and 2021, respectively. Ms. Tan began her legal career when she was called to the Bar of England and Wales at Lincoln’s Inn in 2020. She completed her chambering in 2021 at Messrs. Gideon Tan Razali Zaini, focusing on litigation. In 2022, she completed her chambering and was called to the Malaysian Bar as an advocate and solicitor of the High Court of Malaya, and she subsequently practiced as a lawyer specializing in corporate-commercial law until 2023 at Messrs. J.M. Chong, Vincent Chee & Co. as a Legal Associate. In April 2024, Ms. Tan transitioned to her current role as In-House Lead Counsel at AEI Capital Group. In this position, she leverages her expertise in corporate law to contribute significantly to the organization’s legal strategies.

In connection with her appointment, on December 4, 2024, the Company entered into a Consulting Agreement with Ms. Tan (the “Tan Consulting Agreement”), pursuant to which she will serve as Company Secretary. The Tan Consulting Agreement provides that Ms. Tan will receive a base salary of $25,000 per year. Under the Consulting Agreement, the Company may elect to pay such base salary, or a portion thereof, by granting Ms. Tan equity securities of the Company.

The foregoing summary of certain terms of the Tan Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Consulting Agreement, dated December 4, 2024, by and between the Company and Mohd Azham Azudin
10.2	Consulting Agreement, dated December 4, 2024, by and between the Company and Gillian Tan Rou Yee
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 6, 2024	OpGen, Inc.

	By:	/s/ John Tan Honjian
		Name:	John Tan Honjian
		Title:	Chairman and Chief Executive Officer

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